Rimini Street Statement on U.S. Appeals Court Ruling	page 1

Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Statement on U.S. Appeals Court Ruling

LAS VEGAS, August 19, 2019 - Rimini Street, Inc. (Nasdaq: RMNI), a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner, today issued the following statement in response to the August 16, 2019 ruling by the U.S. Ninth Circuit Court of Appeals in the Oracle v. Rimini Street litigation which was filed in January 2010, went to trial in 2015 and has been on appeal since:

“We are pleased that the Appeals Court again corrected legal errors in the District Court's post-trial orders, adding to the Appeals Court’s and Supreme Court's prior reversals in this case and refunds from Oracle totaling over $34 million.

Oracle lost 23 of 24 claims it originally pursued against Rimini Street in this case, with the jury finding that Rimini Street engaged in “innocent infringement” on the remaining claim. Rimini Street had voluntarily stopped using the legacy processes that were found to be infringing before the 2015 trial and before the District Court issued an injunction barring the use of those legacy processes in 2018. The injunction, which has been narrowed by the Appeals Court, does not prohibit Rimini Street’s provision of services for any Oracle product lines, but rather defines the manner in which Rimini Street can provide support services for certain Oracle product lines. Oracle did not prevail on any of its claims against Rimini Street’s CEO, Seth A. Ravin.

Although the Appeals Court identified and corrected legal errors in this latest court round, it did not vacate the injunction entirely and did not provide any refund of the $28 million in Oracle legal fees that Rimini Street had previously paid in full in 2016. In light of the latest Appeals Court decision, we are evaluating our legal options.”

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI) is a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner. The Company offers premium, ultra-responsive and integrated application management and support services that enable enterprise software licensees to save significant costs, free up resources for innovation and achieve better business outcomes. Nearly 1,900 global Fortune 500, midmarket, public sector and other organizations from a broad range of industries rely on Rimini Street as their trusted enterprise software products and services provider. To learn more, please visit http://www.riministreet.com/, follow @riministreet on Twitter and find Rimini Street on Facebook and LinkedIn. (IR-RMNI)

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance,

Rimini Street Statement on U.S. Appeals Court Ruling	page 2

nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which Rimini Street operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Rimini Street operates; adverse developments in pending litigation (including our pending appeal of the permanent injunction) or in the government inquiry or any new litigation; the final amount and timing of any refunds from Oracle related to our litigation; our need and ability to raise additional equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth initiatives; the sufficiency of our cash and cash equivalents to meet our liquidity requirements; the terms and impact of our outstanding 13.00% Series A Preferred Stock; changes in taxes, laws and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the customer adoption of our recently introduced products and services, including our Application Management Services, Rimini Street Mobility, Rimini Street Analytics, Rimini Street Advanced Database Security, and services for Salesforce Sales Cloud and Service Cloud products, in addition to other products and services we expect to introduce in the near future; the loss of one or more members of Rimini Street’s management team; uncertainty as to the long-term value of Rimini Street’s equity securities; and those discussed under the heading “Risk Factors” in Rimini Street’s Quarterly Report on Form 10-Q filed on August 8, 2019, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.
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